UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: May 17, 2007	COMMISSION FILE NO. 0-22810
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	03-0311630 (I.R.S. Employer Identification No.)

1000 Crawford Place, Suite 400, Mt. Laurel, NJ 08054
(Address of Principal Executive Offices)

Registrant's Telephone No., including area code: (856) 778-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 17, 2007, Mace Security International, Inc. (“MSI”), through two of its subsidiaries, Mace Car Wash, Inc. and Mace Car Wash-Arizona, Inc. (the “Subsidiaries”), sold twelve Phoenix, AZ area car washes constituting MSI’s Arizona Car Wash Region to Twisted Cactus Enterprises, LLC (the “Purchaser”). Under the terms of the Asset Purchase Agreement, dated December 7, 2006 (the “Agreement”), the Purchaser paid a purchase price of $19,380,000 for the inventory and property and equipment of the twelve Phoenix, AZ area car washes. As a result of the sale, MSI’s available cash increased by $9,013,000, consisting of $8,513,000 received at closing on May 17, 2007 and $500,000 received on April 6, 2007 through the release of an escrow deposit. Approximately $10,367,000 of the transaction consideration was used to pay-off existing MSI bank debt, including $1,188,000 of defeasance costs incurred as a result of the early retirement of the debt. In addition to paying the purchase price, the Purchaser assumed responsibility for the remaining term of leases for three car wash locations, as well as the liability for car wash deferred revenue related to pre sold services. MSI retained cash, accounts receivable and all other assets, and remains responsible for all remaining liabilities. The Agreement was filed as Exhibit 10.1 to MSI’s Current Report on Form 8-K, filed on December 13, 2006. There is no material relationship between the Purchaser and MSI and the Subsidiaries other than in connection with the Agreement.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information. Pro forma financial information is being filed by this amendment to our Current Report on Form 8-K dated May 17, 2007, as originally filed on May 23, 2007. The enclosed pro forma financial information is calculated based on the Company’s financial information for its most recent completed fiscal year and quarterly period. The pro forma information could not be finalized until the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “10-K”) and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 (the “10-Q”) were completed. The 10-K and 10-Q which were filed with the Securities and Exchange Commission on July 2, 2007 and July 9, 2007, respectively. As previously disclosed, the Company was delayed in filing the 10-K and the 10-Q because, during the process of completing its consolidated financial statement for the fiscal year ended December 31, 2006, the Company identified certain un-reconciled accounts and accounting errors made by the Company's accounting controller of its Florida based security division. The Company’s auditors could not complete the 2006 audit and review of the 10-Q and, therefore, the 10-K and 10-Q could not be filed, until the Company concluded its investigation and completed its closing process.

(d)  Exhibits. The following exhibit is being filed by incorporation:

10.1  Asset Purchase Agreement dated December 7, 2006, between Mace Security International, Inc., Mace Car Wash, Inc., Mace Car Wash-Arizona, Inc., and Twisted Cactus Enterprises, LLC. (Incorporated by reference to Exhibit 10.1 to MSI’s Current Report on Form 8-K filed on December 13, 2006)

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATENMENTS FOR
MACE SECURITY INTERNATIONAL, INC.

On May 17, 2007, Mace Security International, Inc. (the "Company") completed the sale of its twelve Phoenix, AZ Car washes . The unaudited pro forma consolidated financial information shown below is based on audited and unaudited historical financial statements of the Company. The unaudited pro forma financial information presented reflects the estimated pro forma effect of the disposition on the Company.

The unaudited pro forma consolidated financial statements are as follows:

▪	An unaudited pro forma consolidated balance sheet as of March 31, 2007, giving effect to the disposition as if it occurred on March 31, 2007.
▪	An unaudited pro forma consolidated statement of operations for the three months ended March 31, 2007, giving effect to the disposition as if it had occurred on January 1, 2007.
▪	An unaudited pro forma consolidated statement of operations for the year ended December 31, 2006, giving effect to the disposition as if it had occurred on January 1, 2006.

The unaudited pro forma consolidated financial statements include specific assumptions and adjustments related to the disposition. These pro forma adjustments have been made to illustrate the anticipated financial effect of the disposition on the Company. The adjustments are based upon available information and assumptions that the Company believes are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. The pro forma financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the Company included in our Annual Report on Form 10-K for the year ended December 31, 2006, and the unaudited financial statements included in our Quarterly Report on Form 10-Q for the three month period ended March 31, 2007.

The unaudited pro forma consolidated financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the disposition been completed as of the dates presented. The information is not representative of future results of operations or financial position.

Mace Security International, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
(In thousands, except share data)
As of March 31, 2007

	As Reported	Business	Pro Forma
Assets	March 31, 2007	Disposition (a)	March 31, 2007

Current Assets
Cash and cash equivalents	$10,237	$9,013	$19,250
Short-term investments	3,705	-	3,705
Accounts receivable, net	2,103	-	2,103
Inventories	6,455	-	6,455
Prepaid expenses and other
current assets	2,229	-	2,229
Assets held for sale	18,515	(17,513)	1,002
Total current assets	43,244	(8,500)	34,744

Property and equipment, net	38,097	-	38,097
Goodwill	1,623	-	1,623
Other intangible assets, net	2,854	-	2,854
Other assets	147	-	147

Total assets	$85,965	$(8,500)	$77,465

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long-term debt and capital
lease obligations	$4,179	-	$4,179
Accounts Payable	3,410	-	3,410
Income taxes payable	352	-	352
Deferred revenue	286	-	286
Accrued expenses and other current liabilities	2,295	-	2,295
Liabilities related to assets held for sale	9,511	(9,240)	271

Total current liabilities	20,033	(9,240)	10,793

Long-term debt and capital leases, net of
current portion	9,832	-	9,832

Commitments	-	-	-

Stockholders’ equity:

Preferred stock- $.01 par value:
Authorized shares-10,000,000	-	-	-
Issued and outstanding-none
Common stock - $.01 par value:
Authorized shares-100,000,000
Issued and outstanding shares of 15,275,382	153	-	153

Additional paid-in capital	90,077	-	90,077
Accumulated other comprehensive income	438	-	438
Accumulated deficit	(34,568)	740	(33,828)

Total stockholders’ equity	56,100	740	56,840

Total liabilities and stockholders’ equity	$85,965	$(8,500)	$77,465

Mace Security International, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Consolidated Balance Sheet
At March 31, 2007

(a)
The disposition reflects the net cash proceeds of approximately $9.0 million. Cash proceeds are net of debt payoff of approximately $9.2 million, debt defeasance costs of $1.35 million and other transaction closing costs of approximately $240,000.

Mace Security International, Inc. and Subsidiaries
Unaudited Pro Forma Statement of Operations
(in thousands, except share and per share data)
For the Three Months Ended March 31, 2007
Revenue	As Reported	Business Disposition		Pro Forma Adjusted

Car wash and detailing services	$4,687	$-		$4,687
Lube and other automotive services	805	-		805
Fuel and merchandise sales	654	-		654
Security sales	5,435	-		5,435
	11,581	-		11,581

Cost of revenues:

Car wash and detailing services	3,542	-		3,542
Lube and other automotive services	634	-		634
Fuel and merchandise sales	575	-		575
Security sales	4,047	-		4,047
	8,798			8,798

Selling, general and administrative expenses	4,187	-		4,187
Depreciation and amortization	399	-		399

Operating loss	(1,803)	-		(1,803)

Interest expense, net	(254)	113 (a)		(141)
Other income	138	-		138
(Loss) income from continuing operations before
income taxes	(1,919)	113		(1,806)
Income tax expense	25	-		25
(Loss) income from continuing operations	(1,944)	113		(1,831)
Income from discontinued operations	1,286	(182	)(b)	1,104
Net loss	$(658)	$(69)		$(727)

Per share of common stock (basic and diluted):

Loss from continuing operations	$(0.13)	$0.01		$(0.12)
Income from discontinued operations, net of tax	0.09	(0.02)		0.07
Net loss	$(0.04)	$(0.01)		$(0.05)

Weighted average shares outstanding:

Basic	15,275,382			15,275,382
Diluted	15,275,382			15,275,382

Mace Security International, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Statement of Income
For the Three Months Ended March 31, 2007

(a)	Interest income on net cash proceeds from sale.
(b)	Elimination of net income from discontinued operations.

Mace Security International, Inc. and Subsidiaries
Unaudited Pro Forma Statement of Operations
(in thousands, except share and per share data)
For the Year Ended December 31, 2006

Revenue	As Reported	Business Disposition		Pro Forma Adjusted

Car wash and detailing services	$19,063	$-		$19,063
Lube and other automotive services	3,445	-		3,445
Fuel and merchandise sales	3,341	-		3,341
Security sales	23,366	-		23,366
	49,215			49,215

Cost of revenues:

Car wash and detailing services	14,733	-		14,733
Lube and other automotive services	2,727	-		2,727
Fuel and merchandise sales	3,026	-		3,026
Security sales	17,427	-		17,427
	37,913			37,913

Selling, general and administrative expenses	16,868			16,868
Depreciation and amortization	1,621			1,621
Goodwill and asset impairment charges	151			151

Operating loss	(7,338)			(7,338)
Interest expense, net	(961)	450 (a)		(511)
Other income	1,093	-		1,093
(Loss) income from continuing operations before income taxes	(7,206)	450		(6,756)

Income tax expense	156	-		156
(Loss) income from continuing operations	(7,362)	450		(6,912)
Income (loss) from discontinued operations, net	580	(1,183	)(b)	(603)
Net loss	$(6,782)	$(733)		$(7,515)

Per share of common stock (basic and diluted):
Loss from continuing operations	$(0.48)	$0.03		$(0.45)
Income (loss) from discontinued operations, net of tax	0.04	(0.08)		(0.04)
Net loss	$(0.44)	$(0.05)		$(0.49)

Weighted average shares outstanding:

Basic	15,274,498			15,274,498
Diluted	15,274,498			15,274,498

Mace Security International, Inc.
Notes to Unaudited Pro Forma Statement of Income
For the Year Ended December 31, 2006

a)	Interest income on cash proceeds from sale.
b)	Elimination of net income from discontinued operations.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 12, 2007	Mace Security International, Inc.

	By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer